UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2007

eCollege.com

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

One N. LaSalle Street, Suite 1800

Chicago, IL 60602

(Address of principal executive offices)

(Zip Code)

(312) 706-1710

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 13, 2007, the Compensation Committee of the Board of Directors of eCollege.com (the “Company”) approved an incentive plan that will reward Oakleigh Thorne, Chairman and Chief Executive Officer, Douglas Kelsall, President and Chief Operating Officer, Reid Simpson, Chief Financial Officer, and Matthew Schnittman, President of eLearning Division, as well as other executives and employees, upon the closing of a sale of the Company. On May 14, 2007, the Company announced that it has entered into an agreement to be acquired by Pearson Education, Inc. in a transaction with a total value of approximately $538 million. Under the bonus plan approved by the Compensation Committee, upon the closing of the Pearson transaction, Messrs. Thorne, Kelsall, Simpson and Schnittman will receive cash bonuses of $573,560, $271,786, $303,102 and $280,530, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2007

eCollege.com
By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer